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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 31, 2002

                             INTERVOICE-BRITE, INC.
             (Exact name of Registrant as specified in its charter)

            TEXAS                      000-13616                 75-1927578
(State or other jurisdiction of       (Commission             (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)

        17811 WATERVIEW PARKWAY
             DALLAS, TEXAS                                         75252
(Address of principal executive offices)                         (Zip Code)

       Registrant's Telephone Number, including area code: (972) 454-8000

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report)

================================================================================

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ITEM 5. OTHER EVENTS

Attached as Exhibit 99.1 is the Consent and Amendment to Forbearance Agreement dated as of March 31, 2002, among the Registrant and its lenders, in which the lenders agree to continue to forbear (through May) from exercising certain rights arising from the Registrant's non-compliance with one of four financial covenants contained in that certain Credit Agreement dated as of June 1, 1999 among the Registrant, Brite Voice Systems, Inc., Bank of America, National Association, as agent, and the Lenders party thereto. The amendment extends the forbearance agreed to by the Lenders on March 7, 2002 to May 31, 2002. The Registrant made its scheduled principal repayment of approximately $5.0 million on February 28 and has not defaulted on any of its payment obligations since the inception of the Credit Agreement.

Attached as Exhibit 99.2 is the Commitment Letter dated April 10, 2002 between the Registrant and Beal Bank, S.S.B. The Commitment Letter provides for a loan of up to fourteen million dollars ($14,000,000) to the Registrant secured by a mortgage on the Registrant's office facilities in Dallas, Texas. The Registrant will make monthly interest payments and the entire principal balance will become due and payable on the third anniversary of the loan. The loan is subject to customary closing conditions, including the negotiation of a promissory note and deed of trust, a satisfactory appraisal of the property's market value, and the negotiation of a subordination agreement with the Registrant's current lender group.

Attached as Exhibit 99.3 is a letter agreement dated April 2, 2002 between the Registrant and a prospective purchaser for the purchase of the Registrant's office facilities in Wichita, Kansas for two million dollars ($2,000,000). The purchase is subject to customary closing conditions, including a satisfactory inspection of the facilities, delivery of a satisfactory title policy, and the negotiation of a warranty deed.

The Registrant's current lender group, which has a first lien on the Registrant's facilities in Dallas and Wichita, has consented to the aforementioned mortgage loan and sale of property, provided the proceeds are used to pay down the loan to the lender group. Both the mortgage loan and sale are scheduled to close during May 2002. If the loan and sale are both consummated, the loan to the lender group will be reduced from approximately $30 million to approximately $14 million. While the Registrant is optimistic that the loan secured by a mortgage on its Dallas facilities and the sale of the Wichita facilities will be successfully completed, there is no guarantee either transaction will close.

The Registrant is in the process of evaluating alternative financing scenarios with the goal of replacing or restructuring its remaining indebtedness to its existing lender group. In light of current cash flow requirements, the Registrant is endeavoring to reduce its quarterly debt repayment obligations under either a new or restructured credit facility. While the Registrant is optimistic that an acceptable arrangement will be reached with its current lenders, or under a new credit facility with a different lender group, there is no guarantee that either such arrangement will be achieved. If the Registrant does not achieve an acceptable credit arrangement, or requires financing in addition to its current or any new credit facility, the registrant might issue convertible debentures or equity securities to satisfy its capital and liquidity requirements and/or to pay off outstanding indebtedness. While the Registrant is optimistic that it could issue debentures or equity securities, there is no guarantee that any such issuance could be consummated on terms acceptable to the Registrant. If an acceptable financing arrangement is not achieved, and the forbearance period is not extended, the Registrant's current lenders have all rights available to them under the Credit Agreement, including acceleration, termination or enforcement of security interests.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits

          99.1 Consent and Amendment to Forbearance Agreement dated as of March 31, 2002 by and among InterVoice-Brite, Inc., Brite Voice Systems, Inc., Bank of America, National Association, as agent, and the Lenders party thereto.

          99.2 Commitment Letter dated April 10, 2002 between the Registrant and Beal Bank S. S. B.

                                       2
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          99.3     Letter Agreement dated April 2, 2002 between the Registrant and a prospective purchaser of the Registrant's facilities in Wichita Kansas. Portions of this exhibit have been excluded pursuant to a confidential treatment request.

                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INTERVOICE-BRITE, INC.

                                       By: /s/ ROB-ROY J. GRAHAM
                                           -------------------------------------
                                           Rob-Roy J. Graham
                                           Secretary and Chief Financial Officer

Date: April 18, 2002

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

 99.1 Consent and Amendment to Forbearance Agreement dated as of March 31, 2002 by and among InterVoice-Brite, Inc., Brite
                   Voice Systems, Inc., Bank of America, National Association, as agent, and the Lenders party thereto

 99.2 Commitment Letter dated April 10, 2002 between the Registrant and Beal Bank S. S. B.

 99.3 Letter Agreement dated April 2, 2002 between the Registrant and a prospective purchaser of the Registrant's facilities in Wichita Kansas. Portions of this exhibit have been excluded pursuant to a confidential treatment request.